EXHIBIT 10.37
Form of RSU Grant Agreement – Board Members – Incoming Grant

DEXCOM, INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER:
Unless otherwise defined herein, the terms defined in the DexCom, Inc. (the “Company”) 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:
Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule: in three annual installments (i.e., 33.3% of the RSUs subject to this Notice will vest upon the first anniversary of the Date of Grant; 33.3% of the RSUs subject to this Notice will vest upon the second anniversary of the Date of Grant; and 33.3% of the RSUs subject to this Notice will vest upon the third anniversary of the Date of Grant)

Corporate Transaction:
If a Corporate Transaction occurs then the vesting and (if applicable) exercisability of the RSUs shall be accelerated in full and any reacquisition or repurchase rights held by the Company with respect to the shares of Common Stock subject to such acceleration shall lapse in full, as appropriate.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction the sole purpose of which is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

You understand that your relationship or service with the Company is for an unspecified duration, and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.

PARTICIPANT		DEXCOM, INC.

Signature:	_______________________________	By:	_______________________________

Print Name:	_______________________________	Its:	_______________________________